Exhibit 27-(h)(4)(l): Amendment effective as of April 1, 1999 to Service Agreement by and between ReliaStar Life Insurance Company and Fidelity Investments Institutional Operations Company, Inc.

AMENDMENT TO SERVICE AGREEMENT DATED JANUARY 1, 1997

BETWEEN

FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC.

AND

RELIASTAR LIFE INSURANCE COMPANY

    This Amendment to Service Agreement, effective as of the 1st day of April, 1999, modifies an agreement entered into by and between FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC. ("FIIOC") and RELIASTAR LIFE INSURANCE COMPANY as of the 1st day of January, 1997.

     WHEREAS, the parties desire that the fees under this Agreement more closely reflect the costs involved in FIIOC's transfer agency arrangements with the Fidelity mutual funds to which this Agreement relates, the parties to hereby agree as follows:

     1. Change in Compensation. Effective as of April 1, 1999, paragraph 3 of the Agreement is amended to change the annual compensation rate from X basis points to X basis points, by making the following changes: Each place that the figure X.XXXX appears, it is hereby replaced with the figure X.XXXX, and each place that the words "XXXX basis points" appear they are hereby replaced with "XXXX basis points".

     2. Condition Precedent. This Amendment shall be of no force and effect unless and until the Service Contract between Fidelity Distributors Corporation and Washington Square Securities, Inc. relating to Fidelity's Variable Insurance Products Funds has been amended by mutual agreement of the parties effective as of April 1, 1999 reducing the annual rate of compensation under that agreement from XXXX basis points to XXXX five basis points.

IN WITNESS WHEREOF, the parties have set their hand as of the 1st day of April, 1999.

RELIASTAR LIFE INSURANCE COMPANY

By: /s/ John A. Johnson
Name: John A. Johnson
Title: Vice President

FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC.

By: /s/ Jon Rounds
Jon Rounds
Executive Vice President